Exhibit 99.2

MOTOROLA SOLUTIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Motorola Mobility Separation

On January 4, 2011 (the “Distribution Date”), the separation of Motorola Mobility Holdings, Inc. (“Motorola Mobility Holdings”, “Motorola Mobility” or “MMI”) from Motorola, Inc. (renamed Motorola Solutions, Inc. (the “Company”, “Motorola Solutions” or “MSI”)) (the “Separation”) was completed.  Motorola Mobility Holdings is now an independent public company trading under the symbol “MMI” on the New York Stock Exchange. On January 4, 2011, the stockholders of record as of the close of business on December 21, 2010 (the “Record Date”) received one (1) share of Motorola Mobility Holdings common stock for each eight (8) shares of Motorola, Inc. common stock held as of the Record Date (the “Distribution”). The Separation was completed pursuant to an Amended and Restated Master Separation and Distribution Agreement, effective as of July 31, 2010, among Motorola, Inc., Motorola Mobility Holdings and Motorola Mobility, Inc.

After the Distribution Date, the Company does not beneficially own any shares of Motorola Mobility Holdings common stock and, following such date, will not consolidate Motorola Mobility Holdings financial results for the purpose of its own financial reporting. Beginning in the first quarter of 2011, the historical financial results of MMI will be reflected in the Company’s consolidated financial statements as discontinued operations.

Reverse Stock Split

On November 30, 2010, Motorola announced the timing and details regarding the Separation and the approval of a reverse stock split at a stock split ratio of 1-for-7. Immediately following the Distribution of Motorola Mobility Holdings common stock, Motorola, Inc. completed a 1-for-7 reverse stock split (“the Reverse Stock Split”).  All unaudited pro forma consolidated financial information presented gives effect to the Reverse Stock Split as if it had occurred on January 1, 2009.

Pro Forma Information

The accompanying unaudited pro forma condensed consolidated statements of operations of Motorola Solutions, Inc. for the nine months ended October 2, 2010 and the year ended December 31, 2009 are presented as if the Separation had occurred on January 1, 2009. The accompanying unaudited pro forma condensed consolidated balance sheet of Motorola Solutions, Inc. as of October 2, 2010 is presented as if the Separation had occurred on October 2, 2010. The unaudited pro forma condensed consolidated financial information is presented based on information available, is intended for informational purposes only, is not necessarily indicative of and does not purport to represent what Motorola Solutions’ future financial condition or operating results will be after giving effect to the Separation and does not reflect actions that may be undertaken by management after the Separation. Additionally, this information does not reflect certain financial and operating benefits Motorola Solutions expects to realize as a result of the Separation.

Motorola Solutions’ independent registered public accounting firm has not examined, reviewed, compiled or applied agreed upon procedures to the unaudited pro forma condensed consolidated historical financial information presented herein and, accordingly, assumes no responsibility for it.

The following is a brief description of the amounts recorded under each of the column headings in the unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations:

Historical Motorola

This column reflects Motorola, Inc.’s historical unaudited operating results for the nine months ended October 2, 2010, audited operating results for the year ended December 31, 2009 and historical unaudited financial position as of October 2, 2010, prior to any adjustment for the Separation described below.

Motorola Mobility Separation

This column reflects MMI’s historical financial position as of October 2, 2010 and historical operating results for the nine months ended October 2, 2010 and the year ended December 31, 2009, at the amounts that have been reflected in Motorola, Inc’s consolidated financial statements for such periods. Certain corporate allocated costs have been excluded from the historical results of Motorola Mobility. The corporate allocated costs excluded from the historical results of Motorola Mobility were $135 million for the nine months ended October 2, 2010 and $179 million for the year ended December 31, 2009.

Other

Unaudited pro forma consolidated statements of operations for the nine months ended October 2, 2010 and the year ended December 31, 2009

•                  Adjustment to reflect the removal of the Company’s costs of separating into two separate, publicly traded companies, along with the corresponding tax impact.

•                  Adjustment to reflect the removal the historical earnings from discontinued operations. In accordance with SEC Regulation S-X, the pro forma statements of earnings disclose earnings from continuing operations only, accordingly historical earnings from discontinued operations of $293 million for the nine months ended October 2, 2010 and $316 million for the year ended December 31, 2009 were excluded.

•                  Adjustment to reflect the reduction in the number of issued and outstanding shares of Motorola, Inc. Common Stock based on the Reverse Stock Split.

Unaudited pro forma adjustments to consolidated balance sheet as of October 2, 2010

•                  Adjustment to Cash and cash equivalents represents the cash and cash equivalents (which are highly-liquid investments with an original maturity of three months or less) that Motorola Solutions, Inc. will fund to Motorola Mobility at the time of the separation. Motorola Solutions, Inc. expects to fund Motorola Mobility with up to $3.5 billion of cash and cash equivalents comprised of (i) an initial contribution of $3.2 billion of cash and cash equivalents (the “Distribution Date Contribution”), subject to adjustment as described below, and (ii) a deferred contribution of up to $300 million of cash and cash equivalents (“Deferred Contribution”). The Deferred Contribution of $300 million will be paid in cash and cash equivalents as Motorola Solutions, Inc. receives cash distributions as a result of the reduction in the registered capital of an overseas subsidiary. We currently anticipate the full $300 million of Deferred Contribution will be paid within two years of the Distribution Date.

The unaudited pro forma condensed consolidated financial information set forth below should be read in conjunction with the notes to the unaudited pro forma condensed consolidated financial information and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and the Company’s consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Motorola Solutions, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations

For the Nine Months Ended October 2, 2010

(Unaudited)

(In millions, except per share amounts)

	Historical Motorola	Motorola Mobility Separation		Other		Pro Forma Motorola Solutions
Net sales	$13,619	$8,035		$41	(a)	$5,625
Costs of sales	8,754	5,973		41	(a)	2,822
Gross margin	4,865	2,062		—		2,803

Selling, general and administrative expenses	2,423	1,037		—		1,386
Research and development expenditures	1,889	1,091		—		798
Other charges	142	(152)		(174	)(b)	120
Operating earnings	411	86		174		499

Other income (expense):
Interest expense, net	(100)	(3)		—		(97)
Gain on sales of investments and businesses, net	44	—		—		44
Other	(26)	(17)		—		(9)
Total other income (expense)	(82)	(20)		—		(62)
Earnings from continuing operations before income taxes	329	66		174		437
Income tax expense (benefit)	278	(62	)(c)	28	(b)	368
Earnings from continuing operations	51	128		146		69

Earnings from discontinued operations, net of tax	293	—		(293	)(d)	—
Net earnings	344	128		(147)		69

Less: Earnings attributable to noncontrolling interests	4	—		—		4
Net earnings attributable to Motorola Solutions, Inc.	$340	$128		$(147)		$65

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing opertions, net of tax	$47	$128		$146		$65
Earnings from discontinued opertions, net of tax	293	—		(293)		—
Net earnings	$340	$128		$(147)		$65

Earnings from continuing operations per common share
Basic:
Continuing operatings	$0.02					$0.20
Discontinued operations	0.13					—
	$0.15					$0.20

Diluted
Continuing operatings	$0.02					$0.19
Discontinued operations	0.12					—
	$0.14					$0.19

Weighted average common shares outstanding
Basic	2,327.6			(1,995.1	)(e)	332.5
Diluted	2,360.0			(2,022.9	)(e)	337.1

Dividends paid per common share	$—					$—

Motorola Solutions, Inc. and Subsidiaries

Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2009

(Unaudited)

(In millions, except per share amounts)

	Historical Motorola	Motorola Mobility Separation		Other		Pro Forma Motorola Solutions
Net sales	$18,147	$11,050		$83	(a)	$7,180
Costs of sales	12,406	8,878		83	(a)	3,611
Gross margin	5,741	2,172		—		3,569

Selling, general and administrative expenses	3,058	1,355		—		1,703
Research and development expenditures	2,598	1,557		—		1,041
Other charges	577	280		(42	)(b)	255
Operating earnings (loss)	(492)	(1,020)		42		570

Other income (expense):
Interest income (expense), net	(132)	1		—		(133)
Gain (loss) on sales of investments and businesses, net	74	(34)		—		108
Other	47	(45)		—		92
Total other income (expense)	(11)	(78)		—		67
Earnings (loss) from continuing operations before income taxes	(503)	(1,098)		42		637
Income tax expense (benefit)	(159)	(354	)(c)	6	(b)	201
Earnings (loss) from continuing operations	(344)	(744)		36		436

Earnings from discontinued operations, net of tax	316	—		(316	)(d)	—
Net earnings (loss)	(28)	(744)		(280)		436

Less: Earnings attributable to noncontrolling interests	23	—		—		23
Net earnings (loss) attributable to Motorola Solutions, Inc.	$(51)	$(744)		$(280)		$413

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings (loss) from continuing opertions, net of tax	$(367)	$(744)		$36		$413
Earnings from discontinued opertions, net of tax	316	—		(316)		—
Net earnings (loss)	$(51)	$(744)		$(280)		$413

Earnings (loss) from continuing operations per common share
Basic:
Continuing operatings	$(0.16)					$1.26
Discontinued operations	0.14					—
	$(0.02)					$1.26

Diluted
Continuing operatings	$(0.16)					$1.25
Discontinued operations	0.14					—
	$(0.02)					$1.25

Weighted average common shares outstanding
Basic	2,295.6			(1,967.7	)(e)	327.9
Diluted	2,309.5			(1,979.6	)(e)	329.9

Dividends paid per common share	$0.05					$0.35

Motorola Solutions, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheets

October 2, 2010

(Unaudited)

(In millions)

	Historical Motorola	Motorola Mobility Separation	Other		Pro Forma Motorola Solutions
Assets
Cash and cash equivalents	$3,848	$—	$(3,200	)(f)	$648
Sigma Fund and short-term investments	5,046	—	—		5,046
Accounts receivable, net	3,236	1,568	—		1,668
Inventories, net	1,354	793	—		561
Deferred income taxes	1,230	31	—		1,199
Other current assets	1,442	686	—		756
Current assets held for sale	1,217	—	—		1,217
Total current assets	17,373	3,078	(3,200)		11,095

Property, plant and equipment, net	1,768	724	—		1,044
Sigma Fund	105	—	—		105
Investments	304	127	—		177
Deferred income taxes	1,762	45	—		1,717
Goodwill	2,752	1,323	—		1,429
Other assets	1,447	697	—		750
Non-current assets held for sale	414	—	—		414
Total assets	$25,925	$5,994	$(3,200)		$16,731

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$532	$—	$—		$532
Accounts payable	2,379	1,710	—		669
Accrued liabilities	4,517	2,054	300	(f)	2,763
Current liabilities held for sale	1,281	—	—		1,281
Total current liabilities	8,709	3,764	300		5,245

Long-term debt	2,864	—	—		2,864
Other liabilities	3,639	629	—		3,010
Non-current liabilities held for sale	167	—	—		167

Stockholder’s Equity
Preferred Stock	—	—	—		—
Common stock	24	—	—		24
Additional paid-in capital	8,565	—	(1,330	)(f)	7,235
Retained earnings	4,167	1,997	(2,170	)(f)	—
Accumulated other comprehensive earnings (loss)	(2,315)	(396)	—		(1,919)
Total Motorola Solutions, Inc. stockholders’ equity	10,441	1,601	(3,500)		5,340

Noncontrolling interests	105	—	—		105

Total liabilities and stockholders’ equity	$25,925	$5,994	$(3,200)		$16,731

MOTOROLA SOLUTIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Note 1: Unaudited Pro Forma Consolidated Statements of Operations for the Nine months ended October 2, 2010 and the year ended December 31, 2009

(a)

Adjusted for the inter-segment sales between Motorola Solutions and Motorola Mobility that were eliminated in consolidation in the preparation of the historical Motorola consolidated statements of operations.

(b)	Adjusted to reflect the removal of the Company’s costs of separating into two separate, publicly traded companies, along with the corresponding tax impact.

(c)

Adjusted to reflect a pro forma Motorola Solutions effective tax rate equal to the historical Motorola, Inc. effective tax rate. As a result, the historical effective tax rate as calculated in the pro forma condensed consolidated statement of operations will differ from the effective tax rate used in the calculation of discontinued operations.

(d)	Adjusted to reflect the removal of the historical Earnings from discontinued operations.

(e)	Adjusted to reflect the reduction in the number of issued and outstanding shares of Motorola Common Stock based on the Company’s reverse stock split ratio of 1-to-7.

Note 2: Unaudited Pro Forma Adjustments to Consolidated Balance Sheet as of October 2, 2010

(f)	Adjusted to reflect: (i) an initial contribution of $3.2 billion of cash and cash equivalents, and (ii) a deferred contribution of up to $300 million of cash and cash equivalents.